UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2019, Onconova Therapeutics, Inc. (the “Company”) announced the pricing of a public offering of (i) 30,250,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (“Common Warrants”) for an aggregate purchase price of $0.20 per share and Common Warrant and (ii) 24,750,000 pre-funded warrants to purchase one share of Common Stock (“Pre-Funded Warrants”) and Common Warrants for an aggregate purchase price of $0.1999 per Pre-Funded Warrant and Common Warrant.

Subject to certain ownership limitations described in the Common Warrants, the Common Warrants have an exercise price of $0.20 per share of Common Stock, will be exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Common Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Common Warrants. In connection with the offering, the Company will issue 55,000,000 Common Warrants.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants and the Pre-Funded Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder of either of the Common Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the Common Warrants. A holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the Common Warrants will be automatically exercised via cashless exercise.

In connection with the offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 90 days after the date of the Purchase Agreement and a prohibition on the Company entering into variable rate transactions for a period of 12 months after the date of the Purchase Agreement, subject to certain exceptions.

The net proceeds to the Company from the offering are expected to be approximately $9.7 million, after deducting placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the development of its clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs. All of the securities in the offering are being sold by the Company.

The public offering was made pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-234360) previously filed with and declared effective by the Securities and Exchange Commission and a preliminary and final prospectus thereunder. The closing of the offering took place on November 25, 2019.

As previously disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2019, the Company also entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the public offering. The Company has agreed to pay Wainwright an aggregate fee equal to 7% of the gross proceeds received by the Company from such offering as well as a management fee equal to 1.0% of the gross proceeds raised in the offering. The Company also will pay Wainwright a reimbursement for non-accountable expenses in the amount of $50,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of up to $110,000. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in such offerings (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants will have an exercise price equal to 125% of the per share purchase price and expire on the five year anniversary of the effective date of the registration statement. The Engagement Letter has a tail period of six (6) months and indemnity and other customary provisions for transactions of this nature.

The foregoing is only a brief description of the Common Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, the Engagement Letter and the Purchase Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of Common Warrant, the Pre-Funded Warrant, the Placement Agent Warrant and the Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01 Other Events.

On November 21, 2019, the Company issued a press release announcing that the Company had priced the offering of the Common Stock, Pre-Funded Warrants and Common Warrants. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. On November 25, 2019, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

Some of the statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to the Company’s expectations regarding the INSPIRE Trial and Onconova’s other development plans. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to continue as a going concern, the need for additional financing, the success and timing of the Company’s clinical trials and regulatory approval of protocols, our collaborations, the Company’s ability to maintain its Nasdaq listing, the use of proceeds of the offering, market and other conditions, our ability to maintain our Nasdaq listing and those discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Any forward-looking statements contained in this report speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this report to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Common Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement, dated as of November 21, 2019, among Onconova Therapeutics, Inc. and the Purchasers named therein

99.1	Press release of Onconova Therapeutics, Inc. issued on November 21, 2019

99.2	Press release of Onconova Therapeutics, Inc. issued on November 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer